Exhibit 10(y)

SUPPLEMENTAL PENSION AND RETIREE MEDICAL AGREEMENT

AGREEMENT between Data General Corporation, a Delaware corporation (the "Company") and Ronald L. Skates (the "Executive") dated as of December 7, 1994.

WHEREAS, the Executive serves as President and Chief Executive of the Company.

WHEREAS, the Board of Directors of the Company desires the Executive to continue in such capacities until retirement and desires to provide the Executive with appropriate pension and post-employment welfare benefits.

NOW, THEREFORE, IT IS AGREED:

   1.   Supplemental Pension Benefit.

a) General. The Company agrees to provide the Executive with an annual supplemental retirement benefit ("Supplemental Benefit") equal to 60% of his Final Average Salary payable as provided below and subject to the reductions described below. Except as provided below, no benefit will be payable in the event the Executive terminates employment prior to attaining age 55.

b)  Reduction in Benefit.   In the event the Executive terminates
employment with the Company prior to attaining 65 years old, the Supplemental Benefit will be reduced by 2% of the Final Average Salary for each year prior to the year in which the Executive would attain age 65 the Executive's termination of employment with the Company occurs. Thus, the Supplemental Benefit will be as follows:


   Executive's
 Age on Termination      % of Final Average Salary
     65                     60
     64                     58
     63                     56
     62                     54
     61                     52
     60                     50
     59                     48
     58                     46
     57                     44
     56                     42
     55                     40
    <55                      0



(c) Certain Terminations. For purposes of this Agreement, in the event that the Executive's employment is terminated by the Company without Cause or by reason of death or Disability prior to attaining age 55, he shall be deemed to be age 55.

(d) Offsets. The Supplemental Benefit shall be reduced by amounts received by the Executive pursuant to the SRP and the Retirement Plan, as determined on an actuarially equivalent basis by William M. Mercer Incorporated or such other actuary as may be acceptable to the Executive.

(e) Form of Benefit. The Supplemental Benefit shall be payable in equal monthly installments to the Executive until his death; and in the event he predeceases his Spouse, shall continue to be payable to his Spouse until the death of such Spouse.

    2. Retiree Medical Benefit.

During the period that the Executive or his Spouse are receiving the Supplemental Benefit, the Executive and his Spouse and their respective dependents shall be entitled to medical, dental and similar welfare benefits offered to active officers of the Company as of the date hereof, on the same terms (including deductibles and co-pay obligations) as such benefits are provided to active officers as of the date hereof.

   3.  Coordination with Change of Control Agreement.

For purposes of the Employment Agreement, the Supplemental Benefit shall constitute a SERP (as defined therein).

   4.   Definitions.

The following terms shall have the following meanings hereunder:

"Cause" shall have the same meaning as ascribed to it in the Employment Agreement between the Company and the Executive dated
February 10, 1989 as amended September 1, 1993 (the "Change of Control Agreement").

"Disability" shall have the same meaning as ascribed to in the Change of Control Agreement.

"Final Average Salary" means the average of the three highest years of annual salary, which does not include bonuses awarded the Executive, paid to the Executive during the five years prior to the Executive's termination of employment with the Company.

"Retirement Plan" means the Data General Corporation Retirement Plan, as amended from time to time.

"Spouse" means the spouse to whom the Executive is married on the date payment of the Executive's benefits are made hereunder or to whom the Executive is married on the date of his death.

"SRP" means the Data General Corporation Supplemental Retirement
Benefit Plan, as amended from time to time.

  5.   FICA Gross-Up.

The Company shall make additional payments to the Executive during the term of his employment in order to put him in the same after-tax position that he would have been in had the benefits hereunder not been "wages" within the meaning of the Section 3121 (v) of the Internal Revenue Code of 1986, as amended (the "Code") prior to commencement of payment and therefore not been subject to the tax imposed by Section 3101 of the Code.

  6.   Governing Law.

This Agreement shall be construed, interpreted, administered and enforced according to the laws of the Commonwealth of Massachusetts and all applicable federal laws.

  7.   Nonassignability.

The benefits payable under this Agreement shall not be subject to alienation, assignment, garnishment, execution or levy of any kind until such benefits are payable to the Executive or his Spouse at which time the benefits become the property of the Executive or his Spouse and any attempt to cause any benefits hereunder to be so subjected shall not be recognized, except to the extent required by applicable law.

IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand, and pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name of its behalf, all as of the day and year first written.

_____________________
     Ronald L. Skates

DATA GENERAL CORPORATION

By __________________________




                                                    Exhibit 10(y)


                             TRUST AGREEMENT
                                 FOR THE
                         DATA GENERAL CORPORATION
                SUPPLEMENTAL PENSION and RETIREE MEDICAL
                       BENEFIT FOR RONALD L. SKATES



         THIS TRUST AGREEMENT is made as of the 16th day of December,

    1994, by and between Data General Corporation, a Delaware

    corporation having its principal office at 4400 Computer Drive,

    Westboro, Massachusetts 01580 (the "Company") and Boston Safe

    Deposit and Trust Company, a Massachusetts trust company having its principal office at One Boston Place, Boston, Massachusetts

    02108 (the "Trustee").

                           W I T N E S S E T H



         WHEREAS, the Company has entered into a Supplemental Pension and Retiree Medical Agreement (the "Agreement") with Ronald L.

    Skates for the purpose of providing Mr. Skates with certain benefits that cannot be provided under the Company's retirement plans;

         WHEREAS, the Company desires to provide additional assurances to Mr. Skates and his beneficiaries or estate under the Agreement

    (collectively the "Beneficiaries") that their benefits under the

    Agreement will in the future be met by the application of the procedures set forth herein;

         WHEREAS, the Trustee has agreed to act as Trustee of the

    trust fund created hereunder and to hold and administer such assets as may be delivered to it as hereinafter provided;

         WHEREAS, contributions delivered to the Trust as determined by the Company from time to time in its sole discretion, and the earnings thereon shall be used by the Trustee solely in

    satisfaction of the liabilities of the Company with respect to the

    Agreement with Mr. Skates and his Beneficiaries, unless otherwise provided for herein;

         WHEREAS, upon satisfaction of all liabilities of the Company with respect to Mr. Skates and his Beneficiaries under the Trust

    Agreement, including liabilities to Mr. Skates and his

    Beneficiaries arising from Section 1(c) of the Agreement ("Certain

    Terminations) and Section 3 ("Coordination with Change in Control

    Agreement"), the balance, if any, remaining in such Trust Fund shall revert to the Company, except that all amounts in such Trust

    Fund shall at all times be subject under this Trust Agreement to the claims of the Company's creditors as hereinafter provided;

         NOW, THEREFORE, in consideration of the premises and mutual and independent promises herein, the parties hereto covenant and agree as follows:

                                ARTICLE I



         Section 1.1 Establishment of Trust.  The Company hereby

    establishes with the Trustee a grantor trust consisting solely of such sums of money and such property acceptable to the Trustee as shall from time to time be paid or delivered to the Trustee in such amounts and on such dates as the Company, in its sole discretion, may determine and the earnings and profits thereon.

    The trust established hereunder shall be known as the Trust

    Agreement for the Data General Corporation Supplemental Pension

    and Retiree Medical Benefit for Ronald L. Skates (the "Trust").

    All such money and property, all investments made therewith and proceeds thereof, less the payments or other distributions which,

    at the time of reference, shall have been made by the Trustee, as authorized herein, are referred to herein as the "Trust Fund" and shall be held by the Trustee, IN TRUST, in accordance with the provisions of this Trust Agreement.

         Section 1.2 Trustee Responsibility.  The Trustee shall hold,

    manage, invest and otherwise administer the Trust Fund pursuant to the terms of this Trust Agreement.  The Trustee shall be

    responsible only for the contributions actually received by it hereunder.  The amount of each contribution made by the Company to the Trust Fund shall be determined in the sole discretion of the

    Company, and the Trustee shall have no duty or responsibility with respect thereto.  Except as otherwise specifically agreed to by the Trustee, the Trustee shall not be responsible for the

    administration of the Trust Agreement.  The Trustee shall not have any authority or obligation to determine the adequacy of or to enforce the collection from the Company of any contribution to the

    Trust Fund, provided, however, that upon a Change in Control of the Company the Trustee shall, following a valuation by an actuary indicating that a contribution is necessary to fund the benefits set forth herein and failure of the Company to make such

    contribution within 60 days notice that such contribution is necessary, notify the Company that the Trustee has determined that contributions have been discontinued subsequent to a Change in

    Control and shall allocate the assets of the Trust Fund and make payments to Mr. Skates and his Beneficiaries as provided in

    Section 3 of the Agreement.  Except to the extent that the Trustee has otherwise specifically agreed in writing, the Trustee shall not be responsible, directly or indirectly, for the investment or reinvestment of the assets of the Trust Fund, which investment and reinvestment shall be the sole responsibility of the Company unless otherwise delegated by the Company as provided in ARTICLE

    IV hereof; provided, however, that upon a Change in Control of the

    Company; the Trustee shall at that time become solely responsible for the investment and reinvestment of the assets of the Trust

    Fund until the distribution of the assets in accordance with the provisions of Section 3 of the Agreement.  Notwithstanding anything in the Agreement with Mr. Skates or this Trust Agreement to the contrary, the agreement of the parties hereto that the

    Trustee shall assume the sole responsibility for the investment and reinvestment of the assets of the Trust Fund upon a Change in

    Control of the Company shall not be amended or modified without the written consent of Mr. Skates.

         Section 1.3  Payments from Trust Fund.  Subject to the

    provisions of Section 2.1 of this Trust Agreement, the Trustee shall make payments from the Trust Fund as directed by the Company upon Mr. Skates retirement from the Company, prior to a Change in

    Control of the Company (as defined below).  Upon a Change in

    Control of the Company (as defined below), the Trustee shall make payments from the Trust Fund in accordance with the payment terms of the Agreement.  The Trustee may consult the Company's

    retirement plan actuary, William M. Mercer, Inc., or such other expert as it deems necessary to determine the payments due Mr.

    Skates under the Agreement.  The fees of such expert for such services to the Trustee are expenses of the Company, as provided in Section 2.3 of this Trust Agreement.  The Company, in directing the Trustee to make payment shall follow the provisions of the

    Agreement so that it shall be impossible, except as provided in

    Section 2.1 of this Trust Agreement, at any time prior to the satisfaction of all liabilities under the Agreement with respect to Mr. Skates and his Beneficiaries covered under the Agreement,

    for any part of the Trust Fund to be used for or diverted to,

    purposes other than for the benefit of Mr. Skates or his

    beneficiaries or in the event the Company enters into bankruptcy under the Bankruptcy Act of the United States or the bankruptcy laws of any state alleging that the Company is insolvent or

    bankrupt, to the creditors of the Company.   Payments by the

    Trustee may be made by its check to the order of the payee and mailed to the payee at the address last furnished to the Trustee by the payee, or if no such address has been so furnished, to the payee in care of the Company.

         Section 1.4 Change in Control of the Company.  For purposes of this Trust Agreement, the term "Change in Control of the

    Company", shall mean:

                        (i)  The acquisition, other than from the

         Company, by any individual, entity or group (within the

         meaning of Section 13(d)(3) or 14(d)(2) of the Securities

         Exchange Act of 1934, as amended (the "Exchange Act")) of

         beneficial ownership (within the meaning of Rule 13d-3

         promulgated under the Exchange Act) of 25% or more of either the then outstanding shares of common stock of the Company

         (the "Outstanding Company Common Stock") or the combined

         voting power of the then outstanding voting securities of the

         Company entitled to vote generally in the election of

         directors (the "Outstanding Company Voting Securities"),

         provided, however, that any acquisition by the Company or any of its subsidiaries, or by any employee benefit plan (or

         related trust) sponsored or maintained by the Company or any of its subsidiaries, or by any corporation with respect to which, following such acquisition, more than 60% of,

         respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then

         beneficially owned, directly or indirectly, by all or

         substantially all the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company

         Common Stock and Outstanding Company Voting Securities

         immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Outstanding Company Common Stock and

         Outstanding Company Voting Securities, as the case may be,

         shall not constitute a Change of Control; or

                   (ii)  Individuals who, as of January 1,

         1991, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board,

         provided that any individual becoming a director subsequent to January 1, 1991 whose election, or nomination for

         election, by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such

         individual were a member of the Incumbent Board, but

         excluding, for this purpose, any such individual whose

         initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company (as such terms are used in Rule

         14a-11 of Regulation 14A promulgated under the Exchange Act);

         or

                   (iii)  Approval by the stockholders of the

         Company of a complete liquidation or dissolution of the

         Company or of the sale or other disposition of all or

         substantially all of the assets of the Company, or of a

         reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the

         Outstanding Company Common Stock and Outstanding Company

         Voting Securities immediately prior to such reorganization,

         merger or consolidation do not, following such

         reorganization, merger or consolidation, beneficially own,

         directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined

         voting power of the then outstanding voting securities

         entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such

         reorganization, merger or consolidation.

         The Trustee may request that the Company furnish evidence to determine, or to enable the Trustee to determine, whether a Change in Control of the Company has occurred.  In performing any of its obligations or taking any discretionary action under the

    provisions of the Agreement or this Trust Agreement which is dependent upon a Change in Control of the Company having occurred,

    the Trustee may rely on its determination, including an opinion of counsel (who may be counsel engaged by the Trustee solely to render an opinion as to whether or not a Change in Control of the

    Company has occurred and whose fees are considered expenses of administering the Trust Agreement), that a Change in Control has occurred, unless such a determination arises out of the Trustee's gross negligence or willful misconduct.  The Trustee's

    determination as to whether a Change in Control of the Company has occurred shall be binding and conclusive on all persons.



                                ARTICLE II



         Section 2.1 Company Insolvency.  Notwithstanding any

    provision in this Trust Agreement to the contrary, if at any time while the Trust is still in existence the Company becomes

    insolvent (as defined herein), the Trustee shall upon written notice thereof suspend the payment of all benefits from the Trust

    Fund and shall thereafter hold the Trust Fund in suspense until it receives a court order directing the disposition of the Trust

    Fund; provided, however, the Trustee may deduct or continue to deduct its fees and expenses and other expenses of the Trust,

    including taxes, pending the receipt of such court order.  The

    Company shall be considered to be insolvent if bankruptcy or insolvency proceedings are initiated by its creditors or the

    Company or any third party under the Bankruptcy Act of the United

    States of America or the bankruptcy laws of any State having appropriate jurisdiction over the Company, alleging that the

    Company is insolvent or bankrupt.  By its approval and execution of this Trust Agreement, the Company represents and agrees that its Board of Directors and Chief Executive Officer, as from time to time acting, shall have the duty to inform the Trustee in writing of the Company's insolvency (as defined herein) and the

    Trustee shall be entitled to rely thereon to the exclusion of all directions or claims to pay benefits thereafter made.  Absent such notice, the Trustee shall have no responsibility for determining whether or not the Company has become insolvent unless the Trustee receives written allegations of the event of insolvency from a third party considered by the Trustee to be reliable and

    responsible.  If after an event of insolvency, the Company later becomes solvent without the entry of a court order concerning the disposition of the Trust Fund, the Company shall by written notice so inform the Trustee and the Trustee shall thereupon resume all its duties and responsibilities under this Trust Agreement without regard for this Section 2.1 until and unless the Company again becomes insolvent as such term is defined herein.

         Section 2.2 Funding of Trust.  The Company represents and

    agrees that the Company shall make an annual contribution to the

    Trust Fund, and in the event of a Change in Control of the Company make a contribution to fully fund the Trust Fund, in the amount determined by the actuary for the Agreement as necessary to fulfill the Company's liabilities and obligations to Mr. Skates and his Beneficiaries under the Agreement.  The Trustee shall have no responsibility with respect to the determination of amounts to be contributed or the failure of the Company to make the mandatory contribution, except to add such contributions to the Trust Fund.

    The purpose of this Trust is to provide a fund from which

    retirement benefits may be payable under the Agreement and as to which Mr. Skates and his Beneficiaries may, by exercising the procedures set forth herein, have access to some or all of their benefits as such become due without having the payment of such benefits subject to the administrative control of the Company unless the Company becomes insolvent as defined in Section 2.1.

         Section 2.3 Company as Owner.  Nothing provided in this Trust

    Agreement shall relieve the Company of its liabilities to pay the retirement benefits provided under the Agreement except to the extent such liabilities are met by application of the Trust Fund's assets.  It is the intent of the Company to have the Trust Fund established hereunder designed to satisfy in whole or in part the

    Company's legal liability under the Agreement.  All assets of the

    Trust Fund remain the assets of the Company.  All expenses of administering the Trust Fund are expenses of the Company.  All income, deductions and credits of the Trust Fund belong to the

    Company as owner for income tax purposes and will be included on the Company's income tax return.

         Section 2.4 Non-ERISA Plan.  The Company further represents that the Agreement is an excess benefit plan and as such is exempt from the application of the Employee Retirement Income Security

    Act of 1974 ("ERISA").  The Company further represents that the

    Agreement is not qualified under Section 401 of the Internal

    Revenue Code of 1986, as amended (the "Code") and therefore is not subject to any of the Code requirements applicable to

    tax-qualified plans.

         Section 2.5 Mr. Skates and his Beneficiaries as Unsecured

    Creditors.  Mr. Skates  and his Beneficiaries shall have the rights under this Trust Agreement of unsecured general creditors of the Company and shall not have any preferred claim on, or any beneficial ownership interest in, the Trust Fund prior to the time amounts in the Trust Fund are paid to Mr. Skates or his

    Beneficiaries as benefits under Section 3.3.



                               ARTICLE III



         Section 3.1 Information to be Provided to Trustee.  The

    Company shall maintain and furnish the Trustee documents and information as shall be required by the Trustee to perform its duties and discharge its responsibilities under this Trust

    Agreement, including without limitation a copy of the Agreement and any and all amendments thereto.  The Trustee shall be entitled to rely on the most recent documents and information furnished to it by the Company.  The Company shall be required to notify the

    Trustee as to the termination of employment of Mr. Skates by reason of death, retirement or otherwise.  Notwithstanding the foregoing, at any time after a Change in Control of the Company,

    the Trustee may rely upon the information provided to the Trustee by Mr. Skates (or his Beneficiary if Mr. Skates is deceased).

         The Company shall arrange for each Investment Manager, if

    someone other than the Trustee is appointed Investment Manager,

    appointed pursuant to Section 4.5, and each insurance company issuing contracts held by the Trustee pursuant to Section 4.6, to furnish the Trustee with such valuations and reports as are necessary to enable the Trustee to fulfill its obligations under this Trust Agreement, and the Trustee shall be fully protected in relying upon such valuations and reports.

         Section 3.2 Payments to Mr. Skates and/or His Beneficiaries.

    Subject to Sections 2.1, 3.5 and 10.7, the Trustee shall commence distributions to Mr. Skates or his Beneficiaries under the

    Agreement upon written notification by the Company or the

    Trustee's own determination that a distribution is required by

    Section 1 of the Agreement, that Mr. Skates (or his Beneficiary if

    Mr. Skates is deceased) has become entitled to receive benefit payments under the Agreement.  Upon receipt of proper notification and appropriate Federal, state and local tax withholding

    information, the Trustee shall commence distributions of cash or property, if applicable, from the Trust Fund in accordance with the terms of the Agreement.  The Trustee shall have no

    responsibility for and shall incur no liability with respect to any payment made pursuant to a direction received in accordance with this Section 3.2 or, in the event of a dispute, an

    arbitrator's award issued pursuant to Section 10.7 hereof.

         Section 3.3 Satisfaction of Agreement Liabilities.  Upon the

    satisfaction of all the Company's liabilities under the Agreement with Mr. Skates (and Mr. Skates' Beneficiaries) the Trustee shall thereupon hold and distribute the balance, if any, remaining in the Trust Fund in accordance with the written instructions of the

    Company.  At no time prior to the Company's release from

    bankruptcy proceedings, in the event of the Company's insolvency

    (as defined in Section 2.1 hereof), or the satisfaction of all liabilities of the Company under the Agreement in respect of Mr.

    Skates and his Beneficiaries shall any part of the Trust Fund revert to the Company.

         Section 3.4 Tax Withholding.  The Trustee shall withhold from any payment to Mr. Skates (or his Beneficiary) hereunder the amount required by law to be so withheld under Federal, state and local wage withholding requirements or otherwise, and shall pay over to the appropriate government authority the amount so withheld.  The Trustee may rely on instructions from the Company as to any required withholding and shall be fully protected under

    Section 5.3 in relying on such instructions.  For purposes of the preceding sentence, a failure by the Company to provide any instructions as to required withholding may be deemed by the

    Trustee to be an instruction by the Company to withhold the full amount required by law.

         Section 3.5 Election Upon Taxation of Benefit.  In the event

    Mr. Skates (or his Beneficiary) is determined to be subject to

    Federal income tax on any amount prior to the time of payment hereunder, Mr. Skates (or his Beneficiary) may elect to be advised of the amount of tax payable or to have distributed to Mr. Skates

    (or his Beneficiary) the entire amount determined to be so taxable.  Mr. Skates (or his Beneficiary) is determined to be subject to Federal income tax on the amount provided for under the

    Agreement upon the earliest of: (a) a final determination by the

    United States Internal Revenue Service addressed to Mr. Skates (or his Beneficiary) which is not appealed to the courts; (b) a final determination by the United States Tax Court or United States

    District Court affirming any such determination by the Internal

    Revenue Service that amounts provided Mr. Skates (or his

    Beneficiary) under the Agreement are subject to Federal income tax, unless such determination has been appealed to a higher

    United States Court or; (c) a final determination of the appeal or refusal of the higher court to hear the appeal.  Any distribution from the Trust Fund to Mr. Skates (or his Beneficiary) under this

    Section 3.5 shall be applied in an equitable manner to reduce the

    Company's liabilities to Mr. Skates (and/or his Beneficiary) under the Agreement.



                                ARTICLE IV



         Section 4.1 Standard of Care. The Trustee and each Investment

    Manager appointed pursuant to Section 4.5, if any, shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an

    enterprise of a like character and with like aims; provided,

    however, that the Trustee shall incur no liability to anyone for any action taken or failure to take any action pursuant to a direction, request or approval given in writing by a properly authorized delegee of the Company and contemplated by and

    complying with the terms of this Trust Agreement or the Agreement with Mr. Skates or for failure to take any action in the absence of such a direction, request or approval.  The duties of the

    Trustee shall be only those specifically undertaken pursuant to this Trust Agreement or by means of a separate written agreement.

    The Trustee may consult with legal counsel (who may be counsel for the Trustee) with respect to any of its duties or obligations hereunder.

         Section 4.2 Investment of Trust Assets.  Unless an Investment

    Manager has been appointed pursuant to Section 4.5, or the Company and Trustee have mutually agreed in a separate writing that the

    Trustee shall have and exercise investment discretion, in either case with respect to all or a portion of the assets of the Trust,

    the Company shall have complete discretion with respect to the investment of such assets at all times prior to a Change in

    Control of the Company.  After a Change in Control of the Company,

    the Trustee shall allocate and distribute the assets of the Trust

    Fund as provided in Agreement.  Subject to the foregoing, the

    Trustee shall have the power:

              (a) to deposit securities with custodians or securities

         clearing corporations or depositories or similar

         organizations, whether located within the Commonwealth of

         Massachusetts or elsewhere in the United States or abroad,

         except that the indicia of ownership of any property shall not be maintained outside the jurisdiction of the district courts of the United States;

              (b) to retain any property at any time received by the

         Trustee;

              (c) to register securities in its name or in the name of

         any nominee with or without indication of the capacity in

         which the securities shall be held, or to hold securities in bearer form;

              (d) to employ suitable agents and legal counsel, who may

         be counsel for the Company, and, as a part of its

         reimbursable expenses under this Trust Agreement, to pay

         their reasonable compensation and expenses;

              (e) to appoint one or more individuals or corporations

         as a custodian of any property and, as a part of its

         reimbursable expenses under this Trust Agreement, to pay the reasonable compensation and expenses of any such custodian;

              (f) generally to do all acts, exclusive of acts

         involving investment management discretion, which the Trustee may deem necessary or desirable for the protection of the

         Trust Fund;

              (g) to commence or defend suits, legal proceedings or

         arbitration proceedings; and to represent the Trust Fund in all suits, legal proceedings or arbitration proceedings in any court or before any other body or tribunal (provided,

         however, that the Trustee shall have no obligation to take any legal action for the benefit of the Trust Fund unless it is specifically requested or directed to by the Company and unless it shall be first indemnified for all expenses in

         connection therewith, including counsel fees).  Upon

         notification of the Trustee's intention to commence suits,

         legal proceedings or arbitration proceedings or the

         commencement of suits, legal proceedings or arbitration

         proceedings against the Trust Fund, the Company shall be

         entitled, but not obligated to participate therein and, to the extent that it may wish, jointly with the Trustee pursue or defend the suit or proceeding with counsel satisfactory to the Company and the Trustee;

         The Trustee shall exercise the following administrative

    duties only upon the specific direction of the Company or an

    Investment Manager:

              (h) to vote in person or by proxy, or to refrain from

         voting, in respect of any securities held by the Trust Fund,

         and to give general or special proxies or powers of attorney,

         with or without power of substitution, and to exercise any conversion privileges, subscription rights or other options;

         to participate in reorganizations, recapitalizations,

         consolidations, mergers and similar transactions with respect to such securities; and generally to exercise any of the

         powers of an owner with respect to any property held by the

         Trust Fund;

              (i) with respect to any investment, to consent or object

         to any action or nonaction of any corporation or other

         business organization, or of the directors, officers or

         stockholders of any corporation or equivalent of any other business organization;

              (j) to settle, compromise or submit to arbitration any

         claims, debts or damages due or owing to or from the Trust

         Fund;

              (k) to deposit any property with any protective,

         reorganization or similar committee; to delegate power

         thereto; and to pay or agree to pay part of its expenses and compensation and any assessments levied with respect to any property so deposited; and

              (l) to form a corporation or corporations under the laws

         of any jurisdiction or to participate in the forming of any such corporation or corporations or to acquire an interest in or otherwise make use of any corporation or corporations

         already formed, for the purpose of facilitating the Trust

         Fund's investing in and holding title to any property.

         4.3 Securities; Property.  Wherever used in this Trust

    Agreement, the term "securities" shall include bonds, notes,

    obligations, warrants and stocks of any class, certificates of participation or shares of any mutual investment company, trust or fund, and such other evidences of indebtedness and certificates of interest as are usually referred to by the term "securities," and the term "property" shall include personal and mixed property,

    tangible or intangible, of any kind and wherever located,

    including without limitation securities, depository accounts in any bank, trust company or similar financial institution

    (including depository accounts in the banking department of the

    Trustee or an affiliate of the Trustee or any custodian or an affiliate of any custodian), however, the term "property" as used herein, shall not include any direct or indirect interest in real estate.  For this purpose "real estate" includes, but is not limited to, real property, mortgages, leaseholds, mineral

    interests and any form of asset which is secured by any of the above.

         Section 4.4 Proxies.  In order to permit the Company or an

    Investment Manager, as the case may be, to make timely and informed decisions regarding the management of those assets in the

    Trust Fund subject to its respective control, the Trustee shall forward to the Company or each such Investment Manager, as the case may be, for appropriate action any and all proxies, proxy statements, notices, requests, advice or other communications received by the Trustee (or its nominee) as the record owner of such assets.

         Section 4.5 Investment Managers.  Mr. Skates may from time to time appoint one or more Investment Managers to manage any portion of the Trust Fund and, with respect to such portion, to direct the

    Trustee with respect to effecting investment transactions on behalf of the Trust Fund and exercising such other powers as may be granted to Investment Managers hereunder.  Mr. Skates shall give prompt written notice to the Trustee of any such

    appointment,  upon which the Trustee shall rely until it receives from Mr. Skates written notice of the termination of such

    appointment.  In each case where such an appointment is made, Mr.

    Skates shall determine the assets of the Trust Fund to be

    allocated to the Investment Manager from time to time and Mr.

    Skates shall issue appropriate instructions to the Trustee with respect thereto.  The Trustee shall not be liable for the acts or omissions of such Investment Manager, shall be under no duty to question any direction of an Investment Manager with respect to the portion of the Trust Fund managed by such Investment Manager,

    to review any securities or property held in such portion, to make any suggestions with respect to the investment and reinvestment of such portion, or to evaluate the performance of any Investment

    Manager, and shall be fully protected in acting in accordance with the directions of an Investment Manager or for failing to act in the absence of such directions.

         Section 4.6 Life Insurance.  Mr. Skates reserves the right to direct the Trustee to purchase any such policies or contracts on or for the life of any Mr. Skates or his Beneficiary.  Any such policy or contract shall be an asset of the Trust Fund subject to the claims of the Company's creditors in the event of insolvency,

    as specified in Section 2.1 hereof.  The proceeds of any life insurance policy shall upon the death of the insured be credited to the Trust Fund and shall be an additional source of benefits payable to his Beneficiary.  The Trustee shall be under no duty to question any direction of Mr. Skates or to review the form of any such policies or contracts or of the selection of the issuer thereof, or to make suggestions to Mr. Skates with respect to the form of such policies or contracts or to the issuer thereof.  Mr.

    Skates may direct the Trustee to exercise or may exercise directly the powers of the contract holder under any such policies or contracts, and the Trustee shall exercise such powers only upon the direction of Mr. Skates.  Notwithstanding anything to the contrary contained in the Trust Agreement, the Trustee shall be fully protected in acting in accordance with written directions of

    Mr. Skates and shall be under no liability for any loss of any kind which may result by reason of any action taken or omitted by it in accordance with any direction of Mr. Skates or by reason of inaction in the absence of written directions from Mr. Skates.  No insurance carrier shall for any purpose be deemed a party to this

    Agreement or be responsible for the validity or sufficiency hereof.  Notwithstanding the fact that it may have knowledge of the terms of this Trust Fund, the obligations of such insurance carrier shall be measured and determined solely by the terms and conditions of the policies or contracts issued by it, and there shall be no obligations to any person, partnership, corporation,

    trust or association other than as stated in such policies or contracts.



                                ARTICLE V



         Section 5.1 Trust Taxes.  The Company shall pay any and all

    Federal, state or local taxes on the Trust Fund, or any part thereof, and on the income therefrom.

         Section 5.2 Trust Expenses.  The Company shall pay to the

    Trustee its reasonable expenses for the management and

    administration of the Trust Fund, including without limitation advances for or prompt reimbursement of reasonable expenses of counsel, custodians and other agents employed by the Trustee, and reasonable compensation for its services as Trustee hereunder, the amount of which shall be agreed upon from time to time by the

    Company and the Trustee in writing.  Such expenses and

    compensation shall be a charge on the Trust Fund and shall constitute a lien on the Trust Fund in favor of the Trustee unless and until paid by the Company.

         Section 5.3 Indemnification.  The Company hereby agrees to indemnify and hold harmless the Trustee from and against any losses, costs, damages, claims or expenses, including without limitation reasonable attorneys' fees, which the Trustee may incur or pay out in connection with, or otherwise arising out of, the performance by the Trustee of its duties hereunder.  Any amount payable to the Trustee under Section 5.2 or this Section 5.3 and not previously paid by the Company pursuant to this Trust

    Agreement shall be paid by the Company promptly upon demand therefor by the Trustee or, if the not paid by the Company within forty-five (45)days of demand therefor, from the Trust Fund.  In the event that payment is made hereunder to the Trustee from the

    Trust Fund, the Trustee shall promptly notify the Company in writing of the amount of such payment.  The Company agrees that,

    upon receipt of such notice, it will deliver to the Trustee to be held in the Trust Fund an amount in cash (or marketable securities having a fair market value equal to such amount, or some

    combination thereof) equal to any payments made from the Trust

    Fund to the Trustee pursuant to Section 5.2 or this Section 5.3.

    The failure of the Company to transfer any such amount shall not in any way impair the Trustee's right to indemnification,

    reimbursement and payment pursuant to Section 5.2 hereof or this

    Section 5.3.



                                ARTICLE VI



         Section 6.1 Trustee Records and Accounts.  The Trustee shall keep accurate and detailed accounts of all investments, receipts,

    disbursements and other transactions hereunder, and all accounts,

    books and records relating thereto shall be open to inspections and audit at all reasonable times by any persons designated by the

    Company.  Within ninety (90) days following the close of the calendar year, and within ninety (90) days after the removal or resignation of the Trustee as provided in ARTICLE VII hereof, the

    Trustee shall file with the Company a written account setting forth all investments, receipts, disbursements and other

    transactions effected by the Trustee or reported to it by such

    Investment Managers, if any, as may be appointed hereunder during each calendar year or during the period from the close of the last such calendar year to the date of such removal or resignation.

    Upon the expiration of ninety (90) days from the date of filing such annual or other account, the Trustee shall be forever released and discharged from all liability and accountability to anyone with respect to the propriety of all acts and transactions shown in such account, except with respect to any such acts or transactions as to which the Company shall within such ninety (90)

    day period file with the Trustee written objections.

         The Trustee shall from time to time make such other reports and furnish such other information concerning the Trust Fund as the Company may reasonably request or as may be required by the

    Agreement.

         Section 6.2 Settlement of Accounts.  Notwithstanding the

    foregoing Section 6.1, the Trustee shall have the right to apply at any time to a court of competent jurisdiction for the judicial settlement of the Trustee's account, and in any case it shall be necessary to join as parties thereto only the Trustee and the

    Company; and any judgment or decree which may be entered therein shall be conclusive upon all persons having or claiming to have any interest in the Trust Fund or under the Agreement.



                               ARTICLE VII



         Section 7.1 Resignation and Removal of Trustee.  The Trustee

    may resign at any time by delivering written notice thereof to the

    Company; provided, however, that no such resignation shall take effect until the earlier of (i) thirty (30) days from the date of delivery of such notice to the Company, unless such notice period is waived in whole or in part by the Company or (ii) the

    appointment of a successor trustee pursuant to Section 7.2.  The

    Trustee may be removed at any time by the Company, pursuant to a resolution of the Company, by delivering to the Trustee a

    certified copy of such resolution.  Such removal shall take effect upon the earlier of (i) thirty (30) days from the date of delivery of such resolution, unless such notice period is waived in whole or in part by the Trustee or (ii) the appointment of a successor trustee pursuant to Section 7.2.  Notwithstanding the foregoing,

    after a Change in Control of the Company, any such removal of the

    Trustee shall be effective only with the written consent of Mr.

    Skates (or his Beneficiaries, if Mr. Skates is deceased).  If,

    within thirty (30) days of the delivery of written notice of resignation or removal, a successor trustee shall not have been appointed, the provisions of Section 7.2 shall apply.

         Section 7.2 Successor Trustee.  Upon the resignation or

    removal of the Trustee, a successor trustee shall be appointed by the Company; provided, however, that after a Change in Control of the Company such appointment shall be effective only with the written consent of Mr. Skates (or his Beneficiaries, if Mr. Skates is deceased).  If the Company (and, after a Change in Control of the Company, Mr. Skates and his Beneficiaries, [if Mr. Skates is

    deceased]) are unable to so agree upon a successor trustee within thirty (30) days after such notice, the Trustee shall be entitled,

    at the expense of the Company, to petition a United States

    District Court or any of the courts of the Commonwealth of

    Massachusetts having jurisdiction to appoint its successor.  The

    Trustee shall continue to serve, and to receive its compensation and reimbursement of its expenses, until its successor accepts the trust and receives delivery of the Trust Fund.  Such successor trustee shall be a commercial bank or trust company which is established under the laws of the United States or a State within the United States and which is not an affiliate of the Company.

    Such appointment shall take effect upon the delivery to the

    Trustee of (a) a written appointment of such successor trustee,

    duly executed by the Company, and (b) a written acceptance by such successor trustee, duly executed by an authorized officer.  Any successor trustee shall have all the rights, powers and duties granted the Trustee hereunder.  Upon the resignation or removal of the Trustee and the appointment of a successor trustee, and after the acceptance and approval of its account, the Trustee shall transfer and deliver the Trust Fund to such successor.  Under no circumstances shall the Trustee transfer or deliver the Trust Fund to any successor which is not a bank or trust company as

    hereinabove defined.



                               ARTICLE VIII



         Section 8.1 Termination of Trust.  The Trust established

    pursuant to this Trust Agreement shall terminate upon the earlier of (i) the exhaustion of the Trust Fund, or (ii) the satisfaction of all Company liabilities under the Agreement with respect to Mr.

    Skates (and his Beneficiaries); provided however, that the Trust shall terminate in any event upon the expiration of twenty-one

    (21) years after the death of the last survivor of the group of persons consisting of Mr. Skates and his Beneficiaries, living on the date of the execution of this Trust Agreement.

         Section 8.2 Liquidation of Trust.  Upon the termination of the Trust in accordance with Section 8.1, the Trustee shall, after the acceptance and approval of its account, distribute the remaining Trust Fund assets, if any, to the Company.  Upon completing such distribution, the Trustee shall be relieved and discharged of all liabilities and obligations hereunder.  The powers of the Trustee shall continue as long as any part of the

    Trust Fund remains in its possession.



                                ARTICLE IX



         Section 9.1 Amendment of Trust.  This Trust Agreement may be

    amended, in whole or in part, at any time and from time to time,

    by the Company, pursuant to a resolution of the Board of Directors of the Company, by delivery to the Trustee of a certified copy of such resolution and a written instrument duly executed and acknowledged in the same form as this Trust Agreement; provided,

    however, that the duties and responsibilities of the Trustee shall not be increased without the Trustee's written consent; and

    provided further that, after a Change in Control of the Company any such amendment affecting Mr. Skates or his Beneficiaries'

    rights hereunder, the Trust Fund or the procedures for

    distribution thereof shall not become effective until sixty (60)

    days after a copy of such amendment has been delivered by

    registered mail by the Company or the Trustee to Mr. Skates and his Beneficiary entitled to benefits under the Agreement.  In the event the Company or the Trustee receives written objections to such amendment from such person within such sixty (60) day period,

    such amendment shall be ineffective and void.




                                ARTICLE X



         Section 10.1 Governing Law.  This Trust Agreement shall be construed and interpreted under, and the Trust hereby created shall be governed by, the laws of the Commonwealth of

    Massachusetts.

         Section 10.2 Gender.  Neither the gender nor the number

    (singular or plural) of any word shall be construed to exclude another gender or number when a different gender or number would be appropriate.

         Section 10.3. Non-Alienation.  No right or interest of any

    Mr. Skates or his Beneficiary under the Agreement or in the Trust

    Fund shall be transferable or assignable or subject to alienation,

    anticipation or encumbrance, and no right or interest of Mr.

    Skates or his Beneficiary under the Agreement or in the Trust Fund shall be subject to any garnishment, attachment or execution.

    Notwithstanding the foregoing, the Trust Fund shall at all times remain subject to the claims of creditors of the Company in the event the Company becomes insolvent as provided in Section 2.1.

         Section 10.4 Successors and Assigns.  This Trust Agreement

    shall be binding upon and inure to the benefit of any successor to the Company as the result of merger, consolidation,

    reorganization, or otherwise.  In the event of any such merger,

    consolidation, reorganization, or other similar transaction, the successor to the Company shall promptly notify the Trustee in writing of its successorship and furnish the Trustee with the information specified in Section 3.1 of this Trust Agreement.

         Section 10.5 Counterparts.  This Trust Agreement may be

    executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall together

    constitute only one agreement.

         Section 10.6 Addresses of Parties.  Communications to the

    Trustee shall be sent to

                        Boston Safe Deposit and Trust Company

                        One Cabot Road 028-002B

                        Medford, MA   02155-5159

                        Attn: Georgia P. Sakorafos



    or to such other address as the Trustee may specify in writing.

    Communications to the Company shall be sent to the Company's principal office or to such other address as the Company may specify in writing.

         Section 10.7 Arbitration.  Any dispute between Mr. Skates (or his Beneficiary if Mr. Skates is deceased) and the Trustee as to the interpretation or application of the provisions of this Trust and amounts payable hereunder shall be determined exclusively by binding arbitration in the Commonwealth of Massachusetts in accordance with the rules of the American Arbitration Association then in effect.  Judqement may be entered on the arbitrator's award in any court of competent jurisdiction.  All fees and expenses of such arbitration shall be paid by the Trustee and considered an expense of the Trust under Section 5.2 hereof.

         Section 10.8 Severability.  In the event that any provision of this Trust or the application thereof to any person or

    circumstances shall be determined by a court of proper

    jurisdiction to be invalid or unenforceable to any extent, the remainder of this Trust, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Trust shall be valid and enforced to the fullest extent permitted by law.

         10.9 Trust Beneficiaries. Mr. Skates (and his Beneficiary if

    he is deceased) is an intended beneficiary under this Trust, and shall be entitled to enforce all terms and provisions hereof with the same force and effect as if such person had been a party hereto.



              IN WITNESS WHEREOF, the parties hereto have caused this

    Trust Agreement to be duly executed and their respective corporate seals to be hereto affixed this 16th  day of December, 1994.


    Attest:                       BOSTON SAFE DEPOSIT AND TRUST
                                    COMPANY



                                  By ____________________________
                                  Title:______________________________

    Attest:                      DATA GENERAL CORPORATION




                                  By _________________________________
                                  Title:______________________________